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                               [RADIOLOGIX LOGO]

                                                                    EXHIBIT 99.1


                                                                   PRESS RELEASE
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Contact:      Paul R. Streiber                             FOR IMMEDIATE RELEASE
              Investor Relations                               November 26, 2001
              (214) 303-2702
              paul.streiber@radiologix.com


                RADIOLOGIX TO OFFER $160 MILLION OF SENIOR NOTES

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         DALLAS, NOV. 26 -- Radiologix, Inc. (Amex: RGX) announced today that it intends to offer through a private placement, subject to market and other conditions, $160 million aggregate principal amount of Senior Notes due in 2008.

         The proceeds from this offering would be used to permanently repay debt outstanding under Radiologix's senior credit facility, to purchase previously leased equipment and for general corporate purposes.

         The Senior Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

         This press release does not constitute either an offer to sell or a solicitation to buy these securities.

         This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company's acquisition and expansion strategy; integration of the Company's contracted radiology practices and newly-acquired imaging centers; the Company's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as


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RADIOLOGIX TO OFFER $160 MILLION OF SENIOR NOTES
NOVEMBER 26, 2001
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additional risk factors which could affect the forward looking statements made in this press release, are included in the Company's filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-K/A dated April 2, 2001, and April 30, 2001, respectively. Any forward-looking statement speaks only as of the date on which such statement is made. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

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